UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 2, 2016
Date of Earliest Event Reported: July 28, 2016
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma
(Address of principal executive offices)
74136
(Zip code)
(918) 743-7575
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on May 26, 2016, Mid-Con Energy Partners, LP (the “Partnership”), through its wholly-owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) to sell oil and natural gas assets within Mid-Con Energy Properties’ Hugoton area for an aggregate purchase price of $18 million, subject to customary post-closing purchase price adjustments (collectively, the “Divestiture”). We closed this Divestiture on July 28, 2016. Unaudited pro forma condensed consolidated information of the Partnership to give effect to the disposition of those assets pursuant to the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On July 28, 2016, Mid-Con Energy Partners, LP issued a press release announcing the closing of the Divestiture. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial information:
Unaudited pro forma information of the Partnership to give effect to the disposition of our Hugoton assets is filed as Exhibit 99.1 and is incorporated by reference:
-- Unaudited pro forma condensed consolidated balance sheets as of March 31, 2016
-- Unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015
(d) Exhibits
99.1 Unaudited Pro Forma Condensed Consolidated Financial Statements
99.2 News release issued by Mid-Con Energy Partners, LP dated July 28, 2016.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: August 2, 2016	By:	/s/ Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel & Secretary